FUSION	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rachel Carr
CONTACT:	Dan Klores Communications
212-981-5253
rachel_carr@dkcnews.com

FOR IMMEDIATE RELEASE

FUSION STRENGTHENS MIDDLE EASTERN MARKET
PRESENCE- SHOWCASING ITS EFONICA VoIP
PRODUCTS AND SERVICES AT GITEX 2006

COMPANY TO HIGHLIGHT NEW PRODUCTS AND PREMIUM SERVICES

NEW YORK, NY and DUBAI, UAE- November 8, 2006 - Fusion Telecommunications International, Inc. (AMEX:FSN), a global communications service provider, today announced that it will showcase its innovative line of Efonica VoIP products and services at the 26th Annual Gitex Exhibition to be held in Dubai, UAE from November 18th - 22nd. Nearly 120,000 people are expected to visit the exhibits from over 60 countries, including a number of Fusion’s current and potential premium service distribution partners from key markets around the world.

“Fusion is very happy to continue to drive worldwide consumer awareness and further enhance our subscriber experience with our participation in this year’s Gitex,” said Matthew Rosen, President and CEO of Fusion. “The Middle East represents a key market for Fusion, and we believe Gitex is an important forum for Efonica’s innovative service offerings and an opportunity to further drive value by growing our worldwide Internet community.”

“We have spent years developing our Efonica products to meet the needs of consumers in the emerging markets and are pleased to showcase these innovative product offerings at Gitex,” said Roger Karam, President of Fusion’s VoIP division. “With the launch of our advanced Efonica suite of VoIP services earlier this year, we have experienced great success in growing our subscriber base throughout the Middle East. The greater Middle Eastern area represents a significant market for Efonica and we believe our growing number of distribution partners there will be pleased with the innovative premium service offerings demonstrated at the event.”

Efonica offers subscribers its patent-pending worldwide Internet area codeTM, which when dialed allows subscribers to speak with each other for free. Subscribers can simply register their existing landline or mobile telephone number as their Internet telephone number and immediately begin to make calls to and from any combination of PCs, Internet phones, wifi phones, and regular telephones (with a SIP adapter), connected to either a wireless, broadband or dial-up Internet connection. Efonica also offers a full suite of premium features designed to enhance a subscriber’s communications experience. Consumers can subscribe to Efonica by visiting www.efonica.com and completing a free and easy registration process.

About Fusion:

Fusion provides its Efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 100 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.